CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated November 30, 1995, in this Registration Statement (Form N-1A
No. 2-92285) of General New York Municipal Bond Fund, Inc.




                                      ERNST & YOUNG LLP

New York, New York
February 23, 1996